Portfolio & NAV Update Webcast November 18, 2022 Exhibit 99.1

W W W . K B S . C O M The information contained herein should be read in conjunction with, and is qualified by, the information in KBS Real Estate Investment Trust III’s (the “Company” or “KBS REIT III”) Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”), and in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022 (the “Quarterly Report”), including the “Risk Factors” contained therein. For a full description of the limitations, methodologies and assumptions used to value the Company’s assets and liabilities in connection with the calculation of the Company’s estimated value per share, see the Company’s Current Report on Form 8-K, dated September 28, 2022 (the “Valuation 8-K”). Important Disclosures Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. You should interpret many of the risks identified in this presentation and in the Company’s Annual Report and Quarterly Reports as being heightened as a result of the continued disruptions in the financial markets. The extent to which the COVID-19 pandemic impacts the Company’s operations depends on future developments, which remain uncertain, including potential changes in customer behavior, such as the continued social acceptance, desirability and perceived economic benefits of work-from-home arrangements, resulting from the COVID-19 pandemic, which could materially and negatively impact the future demand for office space, resulting in slower overall leasing and an adverse impact to the Company’s operations and the valuation of its investments. We cannot predict to what extent economic activity, including the use of and demand for office space, will return to pre-pandemic levels. The Company’s operations and the value of its investments may also be adversely impacted by the current economic slowdown, the rising interest rate environment and inflation, or the public perception that any of these events may continue. Moreover, valuations for U.S. office properties continue to fluctuate due to weakness in the current real estate capital markets as a result of the factors above and the lack of transaction volume for U.S. office properties, increasing the uncertainty of valuations in the current market environment. These risks are not priced into the September 28, 2022 estimated value per share. The Company’s significant investment in the common units of Prime US REIT, a traded Singapore real estate investment trust, is subject to the risks associated with U.S. office properties as well as the risks inherent in investing in traded securities, including, risks related to the quantity of units held by us relative to the trading volume of the units. Since March 2020, the trading price of the common units of Prime US REIT has experienced substantial volatility. Forward-Looking Statements 2

W W W . K B S . C O M Important Disclosures (cont.) The Company may fund distributions from any source including, without limitation, from offering proceeds or borrowings. Distributions paid through September 30, 2022 have been funded with cash flow from operating activities, debt financing and proceeds from asset sales. There are no guarantees that the Company will continue to pay distributions or that distributions at the current rate are sustainable. No assurances can be given with respect to distributions. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share. With respect to the estimated value per share, the appraisal methodology used for the appraised properties assumed the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. The valuation for the Company’s investment in units of Prime US REIT used in the estimated value per share assumed a discount for the holding period risk due to the quantity of units held by the Company relative to the normal level of trading volume in units. Though the appraisals of the appraised properties and the valuation of the Company’s investment in units of Prime US REIT, with respect to Kroll, and the valuation estimates used in calculating the estimated value per share, with respect to Kroll, the Company’s advisor and the Company, were the respective party’s best estimates as of the dates of the respective valuations, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties, the valuation of the Company’s investment in units of Prime US REIT and the estimated value per share. Further, the Company can make no assurances with respect to the future value appreciation of its properties and ultimate returns to investors. Stockholders may have to hold their shares for an indefinite period of time. The Company can give no assurance that it will be able to provide additional liquidity to stockholders. Given continued disruptions in the financial markets, the Company’s conflicts committee and board of directors continue to evaluate various alternatives available to the Company. At this time, the Company does not intend to pursue a conversion to an “NAV REIT.” The Company can provide no assurances as to whether or when any alternative being considered by the board of directors will be consummated. The statements herein also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain and/or improve occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Company’s Annual Report for the year ended December 31, 2021 and in Part II, Item 1A of the Company’s Quarterly Report for the period ended September 30, 2022 and March 31, 2022. Forward-Looking Statements 3

Return to Office Statistics 4

1 7 55% 45% 40% 35% 25% Apri 30% 50% 60% May June July SeptemberAugust 28% 56% 38% 45% 75% 75% REGION BY STATE 70% 65% 65% KBS Return to Office Progress by Region 1 Colorado/S. California/Utah Illinois/Mid-Atlantic Oregon/N. California/Washington St. Midwest Southeast Texas 5 1 Information provided is for all programs, funds and clients managed or advised by KBS affiliated investment advisors

Fund and Portfolio Overview 6

W W W . K B S . C O M 1 Current portfolio of properties as of September 2022. Value based solely on the appraised values as of July 31, 2022 as reflected in the September 2022 estimated share value. The appraised values do not consider estimated disposition costs and fees. 2 Estimated value of KBS REIT III's investment in Prime US REIT units was based on the closing price of the units on the SGX of $0.610 per unit as of September 20, 2022, offset by a 11.5% discount to account for holding period risk due to the quantity of units held by the Company relative to the normal level of trading volume in Prime US REIT units. On November 9, 2021, the Company sold 73,720,000 units in PRIME US REIT. 3 Includes leases that had been executed but had not yet commenced as September 30, 2022. 4 Loan-to-Value equals the total debt as of September 30, 2022 divided by the September 2022 estimated value of the portfolio of properties of $2.8 billion and the estimated value of KBS REIT III's investment in Prime US REIT as of September 20, 2022. 5 On an annualized basis. For the period from January through September 2022, KBS REIT III declared monthly distributions at a rate of $0.04983333/share. September 2022 Estimated Value of Current Portfolio of Properties1 $2.8 billion September 2022 Value of Investment in Units of PRIME US REIT 2 $116.5 million Rentable Square Feet 7.3 million Total Leased Occupancy3 88.3% Total Leverage (Loan-to-Value)4 56.0% Annualized Monthly Distribution Rate 5 $0.60/share ordinary distributions 7 Fund and Portfolio Overview As of September 30, 2022, unless otherwise noted.

KBS

The Current Portfolio of Properties

Property	Metro City	Building Class (A,B or C)	Sq. Ft.	Classification (CBD, Urban, Suburban)	Mass Transit Availability	Leased Occupancy September 30, 2022[1]	WALE (in years) September 30, 2022 [2]
WEST							
Salt Lake Hardware	Salt Lake City	A	210,938	CBD	Metro/Light Rail	100%	6.1
201 Spear Street	San Francisco	A	254,598	CBD	Subway/Metro/Light Rail	93%	3.6
Ten Almaden	San Jose	A	309,255	CBD	Metro/Light Rail	94%	2.3
The Almaden	San Jose	A	416,126	CBD	Metro/Light Rail	91%	4.3
Towers at Emeryville	Oakland	A	593,484	Urban	Metro/Light Rail/Shuttle	80%	2.8
CENTRAL							
Accenture Tower	Chicago	A	1,457,724	CBD	Subway/Metro	91%	7.8
Legacy Town Center	Dallas	A	522,043	Urban	None	72%	4.2
Preston Commons	Dallas	A	427,799	Urban	None	97%	4.5
Sterling Plaza	Dallas	A	313,609	Urban	None	91%	3.8
60 South Sixth	Minneapolis	A	710,332	CBD	Metro/Light Rail	77%	7.3
515 Congress	Austin	A	267,956	CBD	Metro/Light Rail	95%	3.3
Park Place Village	Kansas City	A	484,980	Suburban	None	94%	6.5
EAST							
Carillon	Charlotte	A	488,277	CBD	Metro/Light Rail	81%	3.7
201 17th Street	Atlanta	A	355,870	Urban	Shuttle	89%	7.1
3001 Washington	Washington, D.C.	A	94,836	Urban	Metro	100%	7.0
3003 Washington	Washington, D.C.	A	211,054	Urban	Metro	99%	9.5
McEwen Building	Nashville	A	175,262	Suburban	None	95%	5.8
Total / Wtd Avg.			7,294,143			88%	5.6

1 Includes future leases that had been executed but had not yet commenced as September 30, 2022.
2 Weighted Average Lease Expiry is measured across all tenants' remaining leases in years and is weighted based on the tenant's leased area.

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W W W . K B S . C O M Kansas City Other Atlanta Minneapolis Austin Charlotte Washington D.C. Metro (2 Properties) Oakland 5% 4% 5% 6% 6% 8% 10% Dallas (3 Properties)17% San Jose (2 Properties)14% Statistics for the Current Portfolio 1 Based solely on the appraised values as of July 31, 2022 as reflected in the September 2022 estimated share value for the current portfolio of properties. The appraised values do not consider estimated disposition costs and fees. Asset Diversification 1 2 “Other” is comprised of various properties that individually represent less than 3% of total value. Market Diversification 1 9 Asset Diversification: Largest asset accounts for just 16% 3% 201 17th Street Sterling Plaza 5% 5% 5% Carillon 6% Legacy Town Center 3003 Washington 6%515 Congress Ten Almaden 6% 6% Preston Commons Other2 The Almaden Towers at Emeryville Accenture Tower 10% 16% 8% 7% 6% 60 South Sixth 5% Park Place Village 3% 201 Spear Street 6% 16% Chicago San Francisco 6%

W W W . K B S . C O M Communications Healthcare & Social Assistance Information Professional, Scientific, & Technical Services Transportation & Warehousing Insurance Carriers & Related Activities 21% Other3 3% 4% 4% 6% 8% 3% 4% 18% Finance 11% Real Estate9% STEM/TAMI2 25% Statistics for the Current Portfolio • Industry diversification provides downside protection from any single industry. No one industry represents over 18% of the total portfolio. • STEM/TAMI2, represents 25% of the total portfolio. 1 Annualized base rent represents annualized contractual base rental income as of September 30, 2022 adjusted to straight- line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term. Percent of annualized base rent is based on total annualized base rent of the current portfolio. 2 STEM is an industry abbreviation which stands for science, technology, engineering, and math and TAMI stands for technology, advertising, media, and information. 3 “Other” is comprised of various industries that individually represent less than 3.0% of total annualized base rent, excluding STEM industries. 10 Over 560 Tenants with Staggered Lease Expirations and Industry Diversification Tenant Industries 1 $0 $10000 $20000 $30000 $40000 A n n u al iz ed B as e R en t ($ 0 0 0 ) 7.0% 12.8% 10.2% 9.0% 10.3% 11.3% 5.0% 7.0% 9.0% 1.3% 17.1% Lease Expirations 1 Computer Systems & Design Legal Services Management Consulting Services 9%

KBS

Statistics for the Current Portfolio

Fredrikson & Byron will become the third largest tenant in the portfolio based on square feet, once its new lease commences in 2023.

New lease signed in December 2020 for 158,385 SF for 16 years of term

Top 10 Tenants [1]

TOP 10 TENANTS	INDUSTRY SECTOR	PROPERTY	NLA (SQ. FT)	WEIGHTED AVERAGE LEASE TERM (YRS)	% OF ANNUALIZED BASE RENT [2]
CNA Corporation	Management Consulting	3003 Washington	130,764	11.7	3.9%
Accenture	Management Consulting	Accenture Tower	267,329	14.8	3.9%
WeWork	Real Estate, Rental and Leasing	201 Spear Street, Legacy Town Center	132,645	8.8	3.7%
ZOOM Video Communications	Computer Systems Design	The Almaden	102,916	6.4	3.0%
American Multi-Cinema, Inc	Arts & Entertainment	Park Place Village	150,340	8.3	2.2%
Bridge Bank National Association	Finance	201 Spear Street The Almaden	65,985	7.3	2.0%
WorldPay US, Inc.	Finance	201 17th Street	130,088	4.5	1.9%
Nelson Mullins Riley & Scarborough	Legal	201 17th Street	120,249	11.3	1.7%
Gracenote, Inc.	Information	Towers at Emeryville	54,903	1.3	1.5%
Expedia Inc.	Travel	Accenture Tower	115,604	6.3	1.5%
		TOTAL / WEIGHTED AVG.	1,270,823	9.3	25.3%

1 As of September 30, 2022.
2 Annualized base rent represents annualized contractual base rental income as of September 30, 2022, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease's inception through the balance of the lease term. Percent of annualized base rent is based on total annualized base rent of the current portfolio.

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W W W . K B S . C O M $439 $1,821 $691,878 $653,395 $213,800 $65,000 $0 $200,000 $400,000 $600,000 $800,000 Capital Management1 As of September 30, 2022, unless otherwise noted Initial Debt Maturities 1 1 Based on total debt as of September 30, 2022. 2 Loan-to-Value equals the total debt as of September 30, 2022 divided by the appraised values of the properties as of July 31, 2022 of $2.8 billion and the estimated value of KBS REIT III's investment in Prime US REIT as of September 20, 2022 as reflected in the September 2022 estimated value per share. 3 Average cost of debt includes the impact of interest rate hedges. 4 Extensions available upon meeting certain conditions set forth in the loan agreements. Total Debt1 $1.6 billion Loan-to-Value2 56% Average cost of debt3 3.66% per annum $439 $1,206,684 $354,210 $65,000 $0 $0 $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 Variable Interest Rate (Unswapped) $384 23% Variable Interest Rate (Swapped) $1,119 69% Fixed Interest Rate Debt $123 8% Interest Rate Exposure (in millions) 12 Average term 1.1 years Fully Extended Debt Maturities 1,4 Average term 2.6 years

W W W . K B S . C O M 13 Share Redemption Program & Historical Liquidity 1 Offering closed in 2015 2 Includes redemptions in connection with the self-tender offer 3 Includes proceeds raised inception-to-date through September 30, 2022 including funds received under the dividend reinvestment plan Period Redemptions Fulfilled ($000) Redemptions as % of total equity raised 3 2012 – 2015 1 $ 17,749 1% 2016 34,767 2% 2017 61,871 3% 2018 94,751 4% 2019 95,707 4% 2020 10,853 1% 2021 365,030 2 16% 2022 YTD 86,526 4% Total Redemptions Fulfilled $ 767,254 35% The chart below shows historical redemptions fulfilled and liquidity provided to shareholders since inception of the REIT through September 2022: KBS REIT III will not be able to redeem shares submitted as ordinary redemptions for the remainder of 2022. From time to time, KBS REIT III has exhausted funds available for ordinary redemptions during a calendar year or has suspended ordinary redemptions. As a result, KBS REIT III has not always been able to honor all redemption requests received.

14 September 2022 Estimated Value per Share

W W W . K B S . C O M Valuation Information1 1 For more information, see the Valuation 8-K. ▪ KBS REIT III’s estimated value per share was determined in accordance with the Institute for Portfolio Alternatives’ (formerly known as the Investment Program Association) Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. ▪ Kroll, an independent, third-party real estate valuation firm, was engaged to provide a calculation of the range in estimated value per share of common stock. Kroll based the range in estimated value per share upon: o Appraisals of 17 of KBS REIT III’s real estate properties as of July 31, 2022 and an estimated value for the investment in units of PRIME US REIT (SGX-ST Ticker: OXMU) as of September 20, 2022, all performed by Kroll. o Valuations performed by the Advisor of KBS REIT III’s other assets and liabilities as of June 30, 2022. The estimated value of KBS REIT III’s notes payable is equal to the GAAP fair value as of June 30, 2022 as disclosed in the Quarterly Report, and the estimated values of cash and a majority of the other assets and other liabilities are equal to their carrying values. o The estimated value per share did not include an enterprise (portfolio) premium or discount. Consideration was given to any potential subordinated participation in cash flows that would be due to the Advisor in a hypothetical liquidation if the required stockholder return thresholds are met. On September 28, 2022, KBS REIT III’s board of directors approved $9.00 as the estimated value per share of KBS REIT III’s common stock, which approximates the mid-range value of the range in estimated value per share calculated by Kroll, and which estimated value per share was recommended by the Advisor and KBS REIT III’s conflicts committee. Both the range in estimated value per share and the estimated value per share were based on Kroll appraisals, Kroll’s valuation of KBS REIT III’s investment in units of Prime US REIT and the Advisor’s valuations. 15

W W W . K B S . C O M Valuation Summary 1 Based on (i) appraisals of KBS REIT III’s 17 real estate properties as of July 31, 2022, the estimated value of KBS REIT III’s investment in units of Prime US REIT (SGX-ST Ticker: OXMU) as of September 20, 2022, and the estimated value of KBS REIT III’s other assets as of June 30, 2022, less (ii) the estimated value of KBS REIT III’s liabilities as of June 30, 2022, all divided by the number of shares outstanding as of June 30, 2022. See the September 2022 Valuation 8-K. 2 Based on the estimated value of KBS REIT III’s assets less the estimated value of KBS REIT III’s liabilities, divided by the number of shares outstanding, all as of September 30, 2021, except for certain items discussed in the November 2021 Valuation 8-K for which estimated values were adjusted subsequent to September 30, 2021. For further information please see the November 2021 Valuation 8-K that was filed with the SEC on November 4, 2021. 3 Includes rents and other receivables, deposits and prepaid expenses as applicable. 4 Includes accounts payable, accrued liabilities, due to affiliates and distributions payable. (in millions) September 20221 Estimated Value November 20212 Estimated Value Real estate properties $2,789.2 (93.6%) $3,103.0 (91.7%) Investment in Prime US REIT units $116.5 (3.9%) $227.3 (6.7%) Cash $38.6 (1.3%) $39.0 (1.2%) Other assets3 $34.5 (1.2%) $15.3 (0.4%) Total Assets: $2,978.8 $3,384.6 Notes payable $1,591.1 $1,598.3 Other liabilities4 $61.5 $92.0 Total Liabilities: $1,652.6 $1,690.3 Net equity at estimated value $1,326.2 $1,694.3 16

W W W . K B S . C O M Valuation Change Summary On September 28, 2022, KBS REIT III’s Board of Directors approved an estimated value per share of $9.001. The following is a summary of the estimated value per share changes within each asset and liability group. 1 Based on (i) appraisals of KBS REIT III’s 17 real estate properties as of July 31, 2022, the estimated value of KBS REIT III’s investment in units of Prime US REIT (SGX-ST Ticker: OXMU) as of September 20, 2022, and the estimated value of KBS REIT III’s other assets as of June 30, 2022, less (ii) the estimated value of KBS REIT III’s liabilities as of June 30, 2022, all divided by the number of shares outstanding as of June 30, 2022. See the September 2022 Valuation 8-K. 2 Modified operating cash flow reflects modified funds from operations ("MFFO") adjusted to deduct capitalized interest expense, capitalized real estate taxes and insurance and add back the amortization of deferred financing costs. The Company computes MFFO in accordance with the definition included in the practice guideline issued by the IPA in November 2010. November 2021 estimated value per share $10.78 Real estate (1.19) Capital expenditures on real estate (0.61) Investment in Prime US REIT units (0.35) Total changes related to investments (2.15) Distributions declared in excess of modified operating cash flows 2 (0.02) Notes payable 0.07 Interest rate swap liability 0.31 Other changes, net 0.01 Total change in estimated value per share (1.78) September 2022 estimated value per share $9.00 17

W W W . K B S . C O M • a stockholder would be able to resell his or her shares at KBS REIT III’s estimated value per share; • a stockholder would ultimately realize distributions per share equal to KBS REIT III’s estimated value per share upon liquidation of KBS REIT III’s assets and settlement of its liabilities or a sale of KBS REIT III; • KBS REIT III’s shares of common stock would trade at the estimated value per share on a national securities exchange; The September 2022 estimated value per share was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share of KBS REIT III’s common stock, and this difference could be significant. The estimated value per share is not audited and does not represent the fair value of KBS REIT III’s assets less the fair value of KBS REIT III’s liabilities according to GAAP. KBS REIT III can give no assurance that: • another independent third-party appraiser or third- party valuation firm would agree with KBS REIT III’s estimated value per share; or • the methodology used to determine KBS REIT III’s estimated value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements. Stockholder Valuation Information 18 KBS REIT III provides its estimated value per share to assist broker dealers that participated in KBS REIT III’s now-terminated initial public offering in meeting their customer account statement reporting obligations.

W W W . K B S . C O M 19 Stockholder Valuation Information Further, the estimated value per share is based on (i) appraisals of the appraised properties as of July 31, 2022, the estimated value of the Company’s investment in units of Prime US REIT (SGX-ST Ticker: OXMU) as of September 20, 2022 and the estimated value of the Company’s other assets as of June 30, 2022 less (ii) the estimated value of the Company’s liabilities as of June 30, 2022, all divided by the number of shares outstanding as of June 30, 2022. From the date of the valuations above through September 28, 2022, there were no material changes to the net values of the Company’s assets and liabilities that impacted the overall estimated value per share, and the Company did not make any other adjustments to the estimated value per share from the date of the valuations above, including any adjustments relating to the following, among others: (i) the issuance of common stock and the payment of related offering costs related to the Company’s dividend reinvestment plan offering; (ii) net operating income earned and distributions declared; and (iii) the redemption of shares. The value of the Company’s shares will fluctuate over time in response to developments related to future investments, the performance of individual assets in the Company’s portfolio and the management of those assets, the real estate and finance markets and due to other factors. Continued economic uncertainty and disruptions in the financial markets, including the current economic slowdown, the rising interest rate environment and inflation (or the public perception that any of these events may continue) as well as potential changes in customer behavior, such as the continued social acceptance, desirability and perceived economic benefits of work-from-home arrangements, resulting from the COVID-19 pandemic, could materially and negatively impact the future demand for office space, resulting in slower overall leasing and an adverse impact to the Company’s operations. Moreover, valuations for U.S. office properties continue to fluctuate due to weakness in the current real estate capital markets as a result of the factors above and the lack of transaction volume for U.S. office properties, increasing the uncertainty of valuations in the current market environment. The Company’s estimated value per share does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The Company’s estimated value per share does not take into account estimated disposition costs and fees for real estate properties that are not under contract to sell, debt prepayment penalties that could apply upon the prepayment of certain of the Company’s debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of the Company’s swaps prior to expiration. The Company has generally incurred disposition costs and fees related to the sale of each real estate property since inception of 0.8% to 2.9% of the gross sales price less concessions and credits, with the weighted average being approximately 1.5%. The estimated value per share does not take into consideration acquisition-related costs and financing costs related to any future acquisitions subsequent to September 28, 2022. The Company currently expects to utilize an independent valuation firm to update its estimated value per share no later than December 2023. KBS REIT III provides its estimated value per share to assist broker dealers that participated in KBS REIT III’s now-terminated initial public offering in meeting their customer account statement reporting obligations.

W W W . K B S . C O M 09/30/2021 09/30/2022 Change 10 Yr. UST 1.49% 3.83% 1 2.34% 5 Yr. UST 0.97% 4.09% 3.12% One-Month LIBOR 0.08% 3.14% 3.06% 20 Interest Rate Index Movement The period of time between our last portfolio valuation and this current NAV process has been plagued by headlines regarding soaring interest rates, a looming recession, mid-term elections, geopolitical instability and other macroeconomic factors which have impacted real estate valuations as well as markets of nearly every kind. The rising interest rate environment significantly impacted our real estate valuations increasing cap rates across the portfolio. Additionally, the rising interest rate environment will continue to impact ongoing cash flows as our average cost of debt increases and our loans are not 100% hedged. Additionally, as our hedges expire in the future our average cost of debt will continue to trend toward market rates. 1 On November 8, 2022, the U.S 10 year treasury note closed at 4.14%.

W W W . K B S . C O M Valuation Change Summary 1 by Region 21 West Region Valuation Change in Value $898,850,000 -8.1% Central Region Valuation Change in Value $1,333,980,000 -4.1% East Region Valuation Change in Value $556,360,000 -6.2% 1 The change in valuation compares the recent September 2022 values and November 2021 values, excluding approximately $94.6 million of capital expenditures paid during the period from October 1, 2021 through July 31, 2022. West Central East

W W W . K B S . C O M 22 Rapidly increasing interest rates coupled with uncertainty rooted by recessionary fears commonly lead to more conservative underwriting assumptions by investors, lenders, appraisers, and the like. This impact was seen across the board during the current NAV process—on average, discount rates and terminal capitalization rates utilized by Kroll were 34 and 32 basis points higher, respectively, than those utilized in the previous valuation. The change in terminal capitalization rates and discount rates were the main drivers of the change in real estate values. 1 The change compares the September 2022 values and November 2021 values Property / Region Average change in Discount Rate Average change in Terminal Capitalization Rate West 48 bps 47 bps Central 25 bps 28 bps East 31 bps 18 bps Total Current Portfolio 34 bps 32 bps Valuation Change Summary 1

KBS

Portfolio Occupancy Update

Although real estate valuations have been impacted by various macroeconomic factors over the past year, the portfolio's economic and leased occupancy rates have remained relatively stable to date. However, the economic uncertainties in the current market environment, combined with the return to office challenges in certain markets, have made the commercial real estate office market very challenging.

Property / Region	Region	Economic Occupancy		Leased Occupancy [1]	
		September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Salt Lake Hardware	West	97%	93%	100%	96%
201 Spear Street	West	91%	97%	93%	97%
Ten Almaden	West	91%	88%	94%	91%
Towers at Emeryville	West	79%	77%	80%	82%
The Almaden	West	91%	95%	91%	96%
West		**88%**	**88%**	**89%**	**90%**
Accenture Tower	Central	85%	73%	91%	78%
Legacy Town Center	Central	70%	90%	72%	91%
Preston Commons	Central	90%	83%	97%	90%
Sterling Plaza	Central	85%	82%	91%	87%
60 South Sixth [2]	Central	54%	95%	77%	95%
515 Congress	Central	92%	86%	95%	91%
Park Place Village	Central	89%	84%	94%	94%
Central		**79%**	**83%**	**88%**	**87%**
Carillon	East	77%	86%	81%	87%
201 17th Street	East	89%	92%	89%	92%
3003 Washington	East	99%	97%	99%	98%
3001 Washington	East	100%	99%	100%	99%
McEwen Building	East	87%	70%	95%	93%
East		**87%**	**88%**	**89%**	**92%**
Total Current Portfolio		**83%**	**85%**	**88%**	**89%**

1 Includes leases that had been executed but had not yet commenced as of the respective period.
2 The decrease in economic occupancy is due to RBC Capital Markets 277,000 SF lease expiring in May 2022, of which 158,000 sf of the vacated space has been backfilled by a single tenant for 16 years commencing in June 2023 through May 2039.

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W W W . K B S . C O M Leasing Challenges 24 We have some near-term leasing challenges in the portfolio, mostly in certain markets where return to office has been very slow, that will likely put pressure on our occupancy rates in the future and negatively impact the REITs near term operating cash flows. 201 Spear Street ▪ San Francisco is arguably one of the most COVID-challenged markets in the country given that tech was largely the fuel for the run-up and now is the biggest laggard from a return to office perspective. ▪ Landlords adjusting to weak tenant demand and increased sublease availabilities has driven market rents lower during the pandemic, which continued to decline throughout 2021 and into 2022. ▪ Due to several tenants announcing their intent to vacate spaces upon lease expiration, the building is projected to drop to approximately 55% leased over the next six months despite being as high 97% leased one year ago. Towers II & III at Emeryville ▪ The leased percentage at the Towers has remained lower than the overall Portfolio average at roughly 80% over the course of 2022. That number is expected to fall to the low 70% range within the next year with known vacates such as ZipRealty (early termination) in addition to significant shadow space by tenants with little remaining lease term (Gracenote, etc.). ▪ Similar to San Francisco, many users of office space in the East Bay are opting to work from home as the return-to-office progress we’ve seen in other parts of the country haven’t materialized in the greater Bay Area. As such, demand for space by new prospective tenants has remained muted. 60 South Sixth ▪ Minneapolis has struggled considerably due to a lack of return to office by the many large employers that occupy majority of the CBD (Target HQ, US Bank HQ, Thrivent HQ, big law firms, Ameriprise HQ, Wells Fargo huge presence, etc.) and has not yet gotten their workforce back in the office. ▪ Given the recent vacates from Pohlad and RBC, 60 South Sixth leased occupancy has dropped below 80%. While there are a few large tenants looking for space, as mentioned above, there are numerous quality options for them to decide between. This is leading to prolonged lease up timelines throughout downtown Minneapolis.

KBS

Leasing Successes

Despite the economic headwinds in the current economic environment, the portfolio has produced strong positive leasing activity across several markets as part of a flight to quality pattern that has persisted throughout the pandemic and continues today.


accenture

Accenture Tower

- 78% leased as of 9/2021, now up to 91% leased as of 9/2022.
- Nearly 200,000 sf of net absorption across a lengthy list of new and expansion leases.
- Benefiting from strength of location as well as recent common area upgrades.



McEwen Building

- 93% leased a year ago, and with known vacates dipped down to 70% leased during this period, though already back to 95% as of 9/2022.
- Nearly 29,000 sf of new leases signed in 2022
- In addition to the activity above, re-tenanted another ~40% of the property earlier in 2021.
- Part of an active Nashville market during the pandemic and still today, as well as a high-quality location.

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W W W . K B S . C O M 26 Preston Commons ▪ 90% leased a year ago (up from 85% 12/2020), now 97% leased as of 9/2022. ▪ Tremendous amount of new, renewal, and expansion activity in one of Dallas’ most active micro-markets. ▪ Benefiting from large-scale common area and amenity improvements completed in 2021. 515 Congress ▪ 91% leased a year ago (up from 83% 12/2020), now 95% leased as of 9/2022. ▪ Similarly long list of new and expanding tenants, rising rental rates. ▪ Benefiting from an active market, smaller tenant suites, and amenity additions completed in 2021. Leasing Successes

W W W . K B S . C O M 2731 Stockholder Hypothetical Performance Estimated Value Per Share as of September 2022 Cumulative Cash Distributions and Stock Dividends Received Per Share as of October 20221 Sum of Estimated Value Per Share, Cumulative Cash Distributions and Stock Dividends Received Per Share as of October 20221,2 First Investor (Invested at Escrow Break on March 24, 2011): $9.00 $8.03 $17.03 Last Investor (Invested at Close of Public Offering on July 28, 2015): $9.00 $5.37 $14.37 1 Cumulative distributions includes a Special Dividend of $0.80 per share that was paid in December 2019. The Special Dividend was paid in the form of either (1) cash or (2) shares of KBS REIT III’s common stock, at the election of stockholders; provided that the aggregate cash portion of the Special Dividend distribution by the REIT was capped at 35% of the total Special Dividend with the remainder paid in stock. As certain investors elected to receive all the Special Dividend in stock, stockholders that made a cash election received 37.6% of the dividend in cash with the remainder paid in stock. 2 The values in this column would change to $17.48 and $14.77 for an early and late investor, respectively, who fully participated in KBS REIT III’s dividend reinvestment plan for the life of the investment and did not make any redemptions. Hypothetical Performance of Early and Late Investors Assumes all distributions have been taken in cash other than the Special Dividend shares and stockholder has held shares since the dates below:

W W W . K B S . C O M 1 The total value would change to $17.48 and $14.77 for a first and last investor, respectively, who fully participated in KBS REIT III’s dividend reinvestment plan for the life of the investment and did not make any redemptions. 2 Total value equals the September 2022 estimated value per share and cumulative distributions as of October 2022, plus the 2019 Special Dividend. The Special Dividend was payable in the form of either (1) cash or (2) shares of KBS REIT III’s common stock, at the election of the KBS REIT III’s stockholders. If stockholders elected all cash, their election was subject to adjustment such that the aggregate amount of cash to be distributed by KBS REIT III was a maximum of 35% of the total Special Dividend (the “Maximum Cash Distribution”), with the remainder paid in shares of common stock. The aggregate amount of cash paid by KBS REIT III pursuant to the Special Dividend and the actual number of shares of common stock issued pursuant to the Special Dividend depended upon the number of stockholders who elected cash or stock and whether the Maximum Cash Distribution was met. 3 Determined solely to be used as a component in calculating the offering price of KBS REIT III’s now-terminated initial public offering. 4 “Cumulative Distributions” for a first cash investor assumes all distributions received in cash other than Special Dividend shares and no share redemptions and reflect the payment amounts (all distributions paid since inception) per share for a hypothetical investor who invested on escrow break (March 24, 2011) and consequently has received all distributions paid by KBS REIT III. “Cumulative distributions” for a last cash investor assumes all distributions received in cash other than Special Dividend shares and no share redemptions, and reflect the payment amounts (all distributions paid since investment) per share for a hypothetical investor who invested on July 28, 2015. 5 For estimated value per share information, see KBS REIT III’s Supplement no. 3 to the Company’s prospectus dated April 25, 2014 (Registration No. 333-164703), filed May 6, 2014; Part II, Item 5 of KBS REIT III’s Annual Reports on Form 10-K filed March 9, 2015, March 14, 2016, March 13, 2017, March 8, 2018, March 14, 2019, March 6, 2020, March 12, 2021 and March 31, 2022; and KBS REIT III’s Current Reports on Form 8-K filed May 14, 2021 and September 28, 2022. Cumulative Distributions4 2019 Special Dividend (cash & stock) Estimated Value Per Share5 Breakdown of Last Cash Investor Value Stockholder Performance October 2022 Breakdown of First Cash Investor Value 28 $1.85 $2.23 $2.88 $3.53 $4.18 $4.83 $5.49 $6.09 $6.34 $6.64 $7.23 $0.80 $0.80 $0.80 $0.80 $0.80 $9.29 $9.42 $10.04 $10.63 $11.73 $12.02 $11.65 $10.74 $10.77 $10.78 $9.00 Offering Price May-14 Dec-14 Dec-15 Dec-16 Dec-17 Dec-18 Dec-19 20-Dec 21-May 21-Nov 22-Oct $10.00 $11.14 $11.65 $17.94 $12.92 $14.16 $15.91 $16.85 $0.22 $0.87 $1.52 $2.17 $2.82 $3.43 $3.68 $3.97 $4.57 $0.80 $0.80 $0.80 $0.80 $0.80$10.04 $10.63 $11.73 $12.02 $11.65 $10.74 $10.77 $10.78 $9.00 Offering Price Dec-15 Dec-16 Dec-17 Dec-18 Dec-19 20-Dec 21-May 21-Nov 22-Oct $10.51 $10.26 $11.50 $13.25 $14.19 Hypothetical Performance of First and Last Investor total value for first cash investor 1, 2$17.03 $14.37 total value for last cash investor 1, 2 $17.63 $15.27 $18.22 $15.55 $17.91 $15.25 $17.03 1, 2 3 3 $14.97 $14.37 1, 2

29 Strategic Plan Update

W W W . K B S . C O M 30 Assessment of Strategic Alternatives We continue to evaluate strategic alternatives for the REIT; however, the current environment in the capital and real estate markets is very difficult with headwinds caused by inflation and rising interest rates. As a result, at this time KBS REIT III does not intend to pursue conversion to an NAV REIT. While we continue to believe our portfolio is well-positioned for future success, including navigating issues caused by the pandemic, given continued disruptions in the financial markets, including the current economic slowdown, the rising interest rate environment and inflation (or the public perception that any of these events may continue) as well as potential changes in the demand for office properties resulting from the COVID-19 pandemic and uncertain economic conditions, KBS REIT III’s conflicts committee and our board of directors continue to evaluate various alternatives available to KBS REIT III to provide liquidity to stockholders while continuing to pay ongoing monthly distributions. Additionally, as a result of decreased economic occupancy, future near term lease roll, and increased interest rates we may consider a reduction in our distribution rate in a future period.

W W W . K B S . C O M REIT III 2023 Goals & Objectives 31 Distribute operating cash flows to stockholders Maintain a substantial amount of liquidity in the REIT in order to continue to enhance asset values and provide stockholder liquidity. Extend and refinance certain maturing loans in the portfolio Efficiently manage the real estate portfolio through the economic downturn in order to maximize the long-term portfolio value to stockholders Continue to monitor the properties in the portfolio for beneficial sale opportunities in order to maximize value and further enhance liquidity

32 Q&A For additional questions, contact KBS Capital Markets Group Investor Relations (866) 527-4264